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                                                                 EXHIBIT 4.11(b)

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                            ATMOS ENERGY CORPORATION
               (Successor by Merger to United Cities Gas Company)

                                       to

                        FIRST TRUST NATIONAL ASSOCIATION
                                   as Trustee
            -------------------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 29, 1997

            -------------------------------------------------------------

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      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of the 29th day of July, 1997, by and between ATMOS ENERGY CORPORATION, ("Atmos"), a corporation duly organized and existing under and by virtue of the laws of the State of Texas (hereinafter sometimes called the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, successor to Bank of America Illinois, as Trustee, a national banking association organized and existing under the laws of the United States, having its principal place of business in Chicago, Illinois, as Trustee (hereinafter sometimes referred to as "Trustee"),

                                   WITNESSETH

      WHEREAS, United Cities Gas Company ("United Cities") has heretofore executed and delivered to the Trustee an Indenture dated as of November 15, 1995;

      WHEREAS, there are currently outstanding three tranches, all of the same series, of medium-term notes under the Indenture designated, respectively, "Medium-Term Notes, Series A 1995-1, 6.67% due December 15, 2025," "Medium-Term Notes, Series A 1995-2, 6.27% due December 19, 2010," and "Medium-Term Notes, Series A 1995-3, 6.20%, due December 19, 2000" (hereinafter referred to as the "Medium-Term Notes" or the "Outstanding Securities").

      WHEREAS, effective on the date hereinafter written, United Cities merged with and into Atmos (the "Merger") and Atmos is the surviving company of the Merger.

      WHEREAS, as a result of the Merger, all property, rights, privileges, powers and franchises of United Cities vested in Atmos, and all rights of the Trustee and the holders of the Outstanding Securities were preserved unimpaired, and are enforceable against Atmos to the same extent as if it had been named a party to the Indenture.

      WHEREAS, Article Eleven of the Indenture permits United Cities to merge with and into another corporation provided that the surviving corporation executes and delivers to the Trustee a supplemental indenture in and by which it expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities according to their tenor, and the due and punctual performance of every covenant of the Indenture to be performed or observed by United Cities.

      WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by Atmos and all conditions precedent to the execution and delivery hereof by Atmos and the Trustee provided for in the Indenture have been complied with, and all acts and things necessary to constitute this First Supplemental Indenture a valid indenture and agreement according to the terms thereof have been done and performed.

      WHEREAS, the Trustee has duly determined to execute this First Supplemental Indenture and to be bound, insofar as lawful, by the provisions thereof;

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      IN WITNESS WHEREOF, ATMOS ENERGY CORPORATION has caused this First
Supplemental Indenture to be signed and acknowledged by its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and FIRST TRUST NATIONAL ASSOCIATION has caused this First Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries, all as of the day and year first above written.

                                   ATMOS ENERGY CORPORATION

                                   By /s/  LARRY J. DAGLEY
                                     ------------------------------------------
                                            Executive Vice President and CFO

(SEAL)                             ATTEST:

                                   /s/  SHIRLEY A. MORGAN
                                     ------------------------------------------
                                        Assistant Secretary

                                       -3-

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                                     FIRST TRUST NATIONAL ASSOCIATION, as
                                     Trustee

                                     By:  /s/  FRANK SGARAGLINO
                                         ---------------------------------------
                                          Vice President and Assistant Secretary

                                     ATTEST:

                                          /s/  G. M. CARROLL
                                         ---------------------------------------

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STATE OF TEXAS          )
                        ) SS:
COUNTY OF Dallas        )

      On the 29 day of July 1997, before me personally came Larry J. Dagley to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President & CFO of Atmos Energy Corporation, a Texas and Virginia corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  /s/        JUDY AMOS
                                                  ----------------------------
                                                           Notary Public

(NOTARIAL SEAL)

STATE OF ILLINOIS    )
                     ) SS:
COUNTY OF COOK       )

      On the 28th day of July 1997, before me personally came Frank Sgaraglino to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Assistant Secretary of First Trust National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  /s/        P. BURROWS
                                                  -----------------------------
                                                            Notary Public

(NOTARIAL SEAL)